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                                   EXHIBIT 21

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                                   EXHIBIT 21


                        LIST OF SIGNIFICANT SUBSIDIARIES

     The following is a list of the significant subsidiaries of the Registrant:

                                  STATE OF                     PERCENTAGE
                                  INCORPORATION                OWNERSHIP
NAME OF SIGNIFICANT SUBSIDIARY    OR ORGANIZATION              OF ENTITY
- ------------------------------    ---------------              ---------

Alton Gaming Company              Illinois corporation         100%
The Missouri Gaming Company       Missouri corporation         100%
The St. Louis Gaming Company      Missouri corporation         100%
The Indiana Gaming Company        Indiana corporation          100%
Iowa Gaming Company               Iowa corporation             100%
Iowa Development Corp.            Iowa corporation             100%
Argosy of Louisiana, Inc.         Louisiana corporation        100%
Jazz Enterprises, Inc.            Louisiana corporation        100%
Catfish Queen Partnership
   in Commendam                   Louisiana partnership        100%
Indiana Gaming Company, L.P.      Indiana limited partnership   57.5%
Belle of Sioux City, L.P.         Iowa limited partnership      70%